EXHIBIT 10.3

                       AMENDMENT NO. 11 TO LEASE AGREEMENT

     THIS AMENDMENT NO. 11 TO LEASE AGREEMENT ("Amendment") is dated as of September 1, 2006, by and between ST. PAUL PROPERTIES, INC., a Delaware corporation ("Landlord") and ATS MEDICAL, INC., a Minnesota corporation ("Tenant").

                                   WITNESSETH

     WHEREAS, Crow Plymouth Land Limited Partnership ("Crow"), as landlord, and Helix BioCore, Inc. ("Helix"), as tenant, entered into that certain Lease Agreement dated December 22, 1987 (the "Original Lease"), which Original Lease was amended by Amendment No. 1 to Lease Agreement dated January 5, 1989 (the "First Amendment"); and

     WHEREAS, Plymouth Business Center I Partnership ("Business Center") succeeded to Crow's interest in the Original Lease as amended by the First Amendment; and

     WHEREAS, Business Center and Helix further amended the Original Lease by Amendment No. 2 to Lease Agreement dated January 12, 1989 (the "Second Amendment"), Amendment No. 3 to Lease dated June 14, 1989 (the "Third Amendment") and Amendment No. 4 to Lease Agreement dated February 10, 1992 (the "Fourth Amendment"); and

     WHEREAS, Landlord has succeeded to the interest of Business Center in the Original Lease as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment; and

     WHEREAS, on May 10, 1992, Helix changed its name to ATS Medical, Inc.; and

     WHEREAS, Landlord and Tenant further amended the Original Lease by Amendment No. 5 to Lease Agreement (the "Fifth Amendment"), by Amendment No. 6 to Lease Agreement dated November 25, 1997 (the "Sixth Amendment"), by Amendment No. 7 to Lease Agreement dated May 10, 2000 (the "Seventh Amendment") by Amendment No. 8 to Lease dated December 14, 2000 (the "Eighth Amendment"), by Amendment No. 9 to Lease dated September 8, 2003 (the "Ninth Amendment") and by Amendment No. 10 to Lease dated October 1, 2004 (the "Tenth Amendment"; the Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment and the Tenth Amendment is hereinafter, the "Lease"); and

     WHEREAS, the Original Lease demised premises, as described therein (the "Original Premises"), which Original Premises were expanded pursuant to the First Amendment, which expansion space was surrendered pursuant to the Third Amendment, expanded again pursuant to the Fifth Amendment, the Sixth Amendment, the Seventh Amendment and the Eighth Amendment, reduced pursuant to the Ninth Amendment and expanded pursuant to the Tenant Amendment (the Original Premises, as so expanded and reduced are hereinafter, the "2006

Existing Premises") such that, as of the date hereof, the 2006 Existing Premises consist of 33,068 rentable square feet; and

     WHEREAS, Landlord and Tenant wish further to amend the Lease to once again expand the Existing Premises and extend the term of the Lease,

     NOW THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Defined Terms. Unless the context otherwise indicates, all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

     2. Expansion of Premises; Change in Proportionate Share. Effective as of November 1, 2006 (the "2006 Expansion Space Commencement Date"), the 2006 Existing Premises shall be expanded by 6,342 rentable square feet as generally shown on Exhibit A attached hereto and made a part hereof (the "2006 Expansion Space"; the 2006 Existing Premises, as so expanded shall be referred to herein as the "Premises") such that, as of November 1, 2006, the Premises shall consist of 39,410 rentable square feet. Effective as of the 2006 Expansion Space Commencement Date, Paragraph 4.E. of the Lease shall be amended to increase Tenant's "Proportionate Share" from 40.38% to 48.13% by dividing 39,410 by 81,885.

     3. 2006 Expansion Space Term. The term of the lease for the 2006 Expansion Space shall commence on the 2006 Expansion Space Commencement Date and terminate on July 31, 2010 (the "2006 Expansion Space Term").

     4. Extension of Term. The term of the Lease as to the 2006 Existing Premises is hereby extended to July 31, 2010.

     5. Base Rent. From and after the 2006 Expansion Space Commencement Date, Tenant shall pay base rent for the Premises in the amount of:

          (a) $363,092.88 per annum ($30,257.74 per month), consisting of $53,907.00 per annum ($4,492.25 per month) for the 2006 Expansion Space and $309,185.88 per annum ($25,765.49 per month) for the 2006 Existing Premises for the period from the Expansion Space Commencement Date through and including December 31, 2006;

          (b) $373,775.28 per annum ($31,147.94 per month), consisting of $53,907.00 per annum ($4,492.25 per month) for the 2006 Expansion Space and $319,868.28 per annum ($26,655.69 per month) for the 2006 Existing Premises for the period from January 1, 2007 through and including October 31, 2007;

          (c) $374,853.48 per annum ($31,237.75 per month), consisting of $54,985.20 per annum ($4,582.10 per month) for the 2006 Expansion Space and $319,868.28 per annum ($26,655.69 per month) for the 2006 Existing Premises for the period from November 1, 2007 through and including October 31, 2008;

          (d) $375,953.16 per annum ($31,329.43 per month), consisting of $56,084.88 per annum ($4,673.74 per month) for the 2006 Expansion Space and $319,868.28 per annum ($26,655.69 per month) for the 2006 Existing Premises for the period from November 1, 2008 through and including October 31, 2009; and

          (e) $377,074.80 per annum ($31,422.90 per month), consisting of $57,206.52 per annum ($4,767.21 per month) for the 2006 Expansion Space and $319,868.28 per annum ($26,655.69 per month) for the 2006 Existing Premises for the period from November 1, 2009 through and including July 31, 2010, all without deduction or setoff therefrom, payable at the time and in the manner set forth in the Lease for the payment of base rent.

     5. Amendments.

          (a) Paragraph 4 of the Ninth Amendment is hereby deleted in its entirety.

          (b) Paragraph 7 of the Ninth Amendment is hereby deleted in its entirety, and Tenant acknowledges that Landlord has complied with Landlord's obligations thereunder.

          (c) Exhibits A and B to the Ninth Amendment are hereby deleted in their entirety.

          (d) Paragraph 6 of the Tenth Amendment is hereby deleted in its entirety.

          (e) Exhibit A to the Tenth Amendment is hereby deleted in its entirety.

          (f) Effective on the 2006 Expansion Space Commencement Date, Exhibit A to the Lease is deleted and Exhibit B to this Amendment substituted therefor.

     6. Improvements. After the execution of this Amendment, at such time as Landlord and Tenant may mutually agree, Landlord shall cause to be performed by the work in the Premises described on Exhibit C attached hereto and made a part hereof (the "2006 Work"). The 2006 Work shall be performed at Landlord's cost and expense, subject to reimbursement by Tenant of $20,000 of the cost of the 2006 Work as provided in Exhibit C.

     The parties understand and agree that Tenant is in possession of the 2006 Existing Premises on the date of this Amendment, and the parties further understand and agree that Tenant understands and agrees that the 2006 Work will be performed during normal working hours and shall otherwise be subject to the terms and conditions set forth in Exhibit C.

     7. Condition of 2006 Existing Premises. The 2006 Existing Premises shall be taken by Tenant, as of April 1, 2009, the first day of the extension term as to the 2006 Existing Premises, in its then AS-IS, WHERE-IS, WITH ALL FAULTS condition.

     8. Additional Agreements.

          a. HVAC Units - 2006 Expansion Space. The parties agree that, on or before the 2006 Expansion Space Commencement Date, Landlord, at Landlord's sole cost and expense, shall replace all HVAC units serving the 2006 Expansion Space that Landlord, in its sole discretion, determines need replacement. Subsequent to the 2006 Expansion Space Commencement Date, to the extent Landlord, in its sole discretion, determines that any or all of the HVAC units serving the 2006 Expansion Space need replacement, Landlord shall do so, and the cost thereof shall be amortized over a twelve year period from the date of installation thereof, which amortization shall be based upon equal payments of principal and interest over said twelve year period, and interest shall be at the rate of nine percent (9%) per annum. Throughout that portion of the Term during which such amortization occurs, Tenant shall pay, as a part of Operating Costs, all of such amortization, including interest as specified above.

          b. HVAC Units - 2006 Existing Premises. The parties agree that to the extent Landlord, in its sole discretion, determines that any or all of the HVAC units serving the 2006 Existing Premises need replacement at any time on or after April 1, 2009, Landlord shall do so, and the cost thereof shall be amortized over a twelve year period from the date of installation thereof, which amortization shall be based upon equal payments of principal and interest over said twelve year period, and interest shall be at the rate of nine percent (9%) per annum. Throughout that portion of the Term during which such amortization occurs, Tenant shall pay, as a part of Operating Costs, all of such amortization, including interest as specified above.

          c. Renewal of Lease. Landlord hereby grants to Tenant a one-time option to renew the Lease as to the Premises upon the terms and conditions of this Paragraph 8(c) if:

               (i) Tenant is not in default under this Lease, as the same may have been renewed beyond any time to cure at the time such option is exercised; and

               (ii) Tenant gives Landlord written notice of the exercise of the renewal of this Lease not later than nine months prior to the end of the term (as extended pursuant to this Amendment (the "2009 Renewal Notice of Exercise"), time being of the essence. Tenant's failure to notify Landlord of its intent to exercise its option to renew the Term granted herein on or before the dates specified in this subparagraph
          (ii) for such renewal shall be deemed a waiver of Tenant's right to exercise its option to renew.

          If Tenant elects to renew this Lease under this Paragraph 8(c) the following terms and conditions shall apply:

               (i) The renewal term in question shall commence on August 1, 2010 continue thereafter for a period of three (3) years.

               (ii) Base Rent for the Premises for the renewal term shall be Market Rent (as defined in Paragraph 8(d) of this Amendment); and

               (iii) All of the other terms and conditions contained in this Lease, as it may have been amended from time to time, shall be as set out in the Lease, it being understood that there shall be no rights of renewal or extension except as provided in this Paragraph 8(c), and, upon the exercise of the right of renewal granted by this Paragraph 8(c), this Paragraph 8(c) shall be of no further force or effect and Tenant shall have no right to further renew or extend the term at the expiration of the renewal term.

          Within fifteen (15) business days after request thereof from Landlord, Tenant shall execute and deliver to Landlord those instruments which Landlord may request to evidence the renewal described in this Paragraph 8(c). The rights of Tenant under this Paragraph 8(c) shall not be severed from the Lease or separately sold, assigned, or otherwise transferred, and shall expire on the expiration or earlier termination of the Lease. Notwithstanding the foregoing, the renewal option contemplated in this Paragraph 8(c) shall automatically terminate and become null and void and of no further force and effect upon the earlier to occur of (i) the expiration or termination of the Lease; (ii) the termination of the Tenant's right to possession of the Premises; or (iii) the failure of Tenant to timely or properly exercise the rights granted by this Paragraph 8(c). The right contemplated by this Paragraph shall not survive the expiration or termination of this Lease, and shall not be available to any assignee, sublessee, or successor to Tenant's interests hereunder.

          d. Market Rent. "Market Rent' means the amount of base rent, which may or may not include concessions, improvements, and other matters (exclusive of Operating Costs) which Landlord would receive by then renting similar space (including similar square footage) for premises in the project in which the Building is located. Within 45 days after Tenant exercised its right to renew the Term pursuant to Paragraph 8(c), Landlord shall give Tenant notice of Market Rent for the renewal term (the "2009 Market Rent Notice"). If Tenant does not agree with Landlord's determination of Market Rent as set forth in the 2009 Market Rent Notice, Tenant shall so notify Landlord in writing within ten (10) days after Tenant's receipt of 2009 Market Rent Notice ("2009 Tenant's Notice"). Landlord and Tenant shall, for ten (10) days after Landlord's receipt of the 2009 Tenant's Notice, negotiate in good faith to come to an agreement as to Market Rent for the renewal term. If Landlord and Tenant are unable to agree upon Market Rent within said ten day period, then, notwithstanding the provisions of Paragraph 8(c), Tenant shall have the right to rescind the 2009 Renewal Notice of Exercise by written notice (the "2009 Rescission Notice") to Landlord given not later than twenty (20) days after the date of the 2009 Tenant's Notice, it being understood and agreed that if the 2009 Rescission Notice is not given within such time period, Tenant shall be deemed to have waived its right to rescind the 2009 Renewal Notice of Exercise. In such case, to the extent that the 2009 Renewal Notice of Exercise is effectively exercised, Landlord and Tenant shall execute and deliver and amendment to the Lease which amendment shall be executed and delivered within ten (10) days following the determination of Market Rent. Tenant's failure to give the 2009 Tenant's Notice within the time period provided above shall be deemed an acceptance of Landlord's determination of Market Rent as set forth in the 2009 Market Rent Notice, and the term shall be deemed renewed pursuant to the 2009 Renewal Notice of Exercise.

          e. Cross Default. Any default by Tenant under that certain Lease dated April ___, 2000, for premises located at 3800 Annapolis Lane, Suite 175, Plymouth, Minnesota, shall be a default under the Lease, as amended by this Amendment.

     9. No Default. Tenant represents and warrants that after giving effect to the amendment contained herein, no Event of Default shall have occurred or be continuing under the Lease and no event shall have occurred which, with the serving of notice or the passage of time, shall mature into such an Event of Default.

     10. Reference to and Effect on the Lease.

          (a) Upon the effectiveness of this Amendment, each reference in the Lease to "this Lease", "hereunder", "hereof" or words of like import referring to the Lease shall be a reference to the Lease as amended hereby.

          (b) Except as specifically set forth above, the Lease remains in full force and effect and is hereby ratified and confirmed.

          (c) Whenever there exists a conflict between this Amendment and the Lease, the provisions of this Amendment shall control.

     9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

     10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute one and the same original.

     11. Counterparts. This Amendment may be executed in counterparts, all of which, when taken together, shall constitute one and the same original.

     12. Time of Essence. Time is of the essence as to each and every provision of this Amendment and the Lease.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

ST. PAUL PROPERTIES, INC.               ATS MEDICAL, INC.


By: /s/ Michael D. Elnicky              By: /s/ Michael D. Dale
    --------------------------------        ------------------------------------
Its: Asset Manager                      Its: President & CEO

                                    EXHIBIT A

                                 EXPANSION SPACE

                                    EXHIBIT B

                                   WORK LETTER
                            [LANDLORD PERFORMS WORK]
                                   [TURN KEY]

     This Work Letter ("Work Letter") is dated August, ___, 2006, and forms a part of that certain Amendment No. 11 to Lease between ATS MEDICAL, INC., a Minnesota corporation, as tenant, and ST. PAUL PROPERTIES, INC., a Delaware corporation, as landlord (the "Amendment"), which Amendment amends that certain Lease dated December 22, 1987, as amended (the "Lease") relating to certain demised premises ("Premises") at that certain building having a street address of 3905 Annapolis Lane, Plymouth, Minnesota (the "Building"), which Premises are more fully identified in the Lease and the Amendment. Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings ascribed to them in the Lease and the Amendment.

     1. The Work. Tenant desires Landlord to perform certain leasehold improvement work in the 2006 Expansion Space (as defined in the Amendment) in substantial accordance with the plan or plans (collectively, the "Initial Plan") prepared by ___________________________________________ dated June 19, 2006, and last revised __________________________, a copy or copies of which is/are attached hereto as Schedule 1. Such work, as shown in the Initial Plan and as more fully detailed in the Working Drawings (as defined and described in Paragraph 2 below), shall be hereinafter referred to as the "Work." Not later than __________________________, Tenant shall furnish to Landlord such additional plans, drawings, specifications and finish details as Landlord may reasonably request to enable Landlord's architects and engineers to prepare mechanical, electrical and plumbing plans and to prepare the Working Drawings, including a final telephone layout and special electrical connection requirements, if any. All plans, drawings, specifications and other details describing the work which have been or are hereafter furnished by or on behalf of Tenant shall be subject to Landlord's approval, which Landlord agrees shall not be unreasonably withheld. Landlord shall not be deemed to have acted unreasonably if it withholds its approval of any plans, specifications, drawings or other details or of any Additional Work (as defined in Paragraph 7 below) because, in Landlord's reasonable opinion, the work, as described in any such item, or the Additional Work, as the case may be: (a) is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; (b) might impair Landlord's ability to furnish services to Tenant or other tenants in the Building; (c) would increase the cost of operating the Building; (d) would violate any governmental laws, rules or ordinances (or interpretations thereof); (e) contains or uses hazardous or toxic materials or substances; (f) would adversely affect the appearance of the Building; (g) might adversely affect another tenant's premises; (h) might, in Landlord's sole opinion, adversely affect Landlord's ability to re-lease the 2006 Expansion Space; (i) is prohibited by any ground lease affecting the Building or any mortgage or other instrument encumbering the Building; or (j) is likely to be substantially delayed because of unavailability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work. The foregoing reasons, however, shall not be the only reasons for which Landlord may withhold its approval, whether or not such other reasons are similar or dissimilar to the foregoing. Neither the approval by Landlord of the Work or the Initial Plan or any other plans, drawings, specifications or other items associated with the Work nor Landlord's performance, supervision or monitoring of the Work shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use of the 2006 Expansion Space.

     2. Working Drawings. If necessary for the performance of the Work and not included as part of the Initial Plan, Landlord shall prepare or cause to be prepared final working drawings and specifications for the Work (the "Working Drawings") based on and consistent with the Initial Plan and the other plans, drawings, specifications, finish details and other information furnished by Tenant to Landlord and approved by Landlord pursuant to Paragraph 1 above. So long as the Working Drawings are consistent with the Initial Plan, Tenant shall approve the Working Drawings within three (3) days after receipt of same from Landlord by initialing and returning to Landlord each sheet of the Working Drawings or by executing Landlord's approval form then in use, whichever method of approval Landlord may designate.

     3. Performance of the Work; Reimbursement by Tenant. Landlord, at its expense, shall cause the Work to be performed using building standard materials, quantities and procedures then in use by Landlord ("Building Standards"), except as may be stated or shown otherwise in the Working Drawings. Notwithstanding the foregoing, Landlord and Tenant agree that, within ten (10) days after the date of Substantial Completion (as defined below) of the 2006 Expansion Space, but in no event later than the 2006 Expansion Space Commencement Date, Tenant shall pay to Landlord $20,000 as Tenant's share of the cost of the Work. Said amount shall constitute Additional Rent under the Lease, and Tenant's failure to pay the same shall constitute a default under the Lease.

     4. Authorization to Proceed. Landlord may proceed with the Work at any time after the execution of this Work Letter and the completion of the Working Drawings, if applicable; provided, however, that Landlord, at its option, may request Tenant to execute and deliver to Landlord a separate written authorization (in the form then in use by Landlord) to proceed with the Work, in which event Tenant shall execute and deliver such written authorization within three (3) days after Landlord's request therefor, and, at Landlord's option, no Work shall be commenced until Tenant has executed and delivered to Landlord such authorization.

     5. Substantial Completion. Landlord shall cause the Work to be "substantially completed" on or before the scheduled date of commencement of the Term subject to delays caused by strikes, lockouts, boycotts or other labor problems, casualties, discontinuance of any utility or other service required for performance of the Work, unavailability or shortages of materials or other problems in obtaining materials necessary for performance of the Work or any other matter beyond the control of Landlord (or beyond the control of Landlord's contractors or subcontractors performing the Work) and also subject to "Tenant Delays" (as defined and described in Paragraph 6 of this Work Letter). The Work shall be deemed to be "substantially completed" for all purposes under this Work Letter and the Lease if and when Landlord's general contractor issues a written certificate to Landlord and Tenant certifying that the Work has been substantially completed (i.e., completed except for "punchlist" items listed in such architect's certificate) in substantial compliance with the Working Drawings, or when Tenant first takes occupancy of the 2006 Expansion Space, whichever first occurs. If the Work is not deemed to be substantially completed on or before the scheduled date of the Commencement Date of the Term, (a) Landlord agrees to use reasonable efforts to complete the Work as soon as practicable thereafter, (b) the Lease shall remain in full force and effect, (c) Landlord shall not be deemed to be in breach or default of the Lease or this Work Letter as a result thereof and Landlord shall have no liability to Tenant as a result of any delay in occupancy (whether for damages, abatement of Rent or otherwise), and (d) except in the event of Tenant Delays, and notwithstanding anything contained in the Lease to the contrary, the Commencement Date of the Term shall be extended to the date on which the Work is deemed to be substantially completed and the expiration date of the Term shall be extended by the number of days by which the Commencement Date was extended together with the number of days required to make the Term expire on the next occurring last day of the month. At the request of either Landlord or Tenant in the event of such extensions in the commencement and expiration dates of the Term, Tenant and Landlord shall execute and deliver an amendment to the Lease reflecting such extensions. Landlord agrees to use reasonable diligence to complete all punchlist work listed in the aforesaid general contractor's certificate promptly after substantial completion.

     6. Tenant Delays. There shall be no extension of the 2006 Expansion Space Commencement Date (as otherwise permissibly extended under Paragraph 5 above) if the Work has not been substantially completed on said 2006 Expansion Space Commencement Date by reason of any delay attributable to Tenant ("Tenant Delays"), including without limitation:

          (a) the failure of Tenant to furnish all or any plans, drawings, specifications, finish details or the other information required under Paragraph 1 above on or before the date stated in Paragraph 1;

          (b) the failure of Tenant to grant approval of the Working Drawings within the time required under Paragraph 2 above;

          (c) the failure of Tenant to comply with the requirements of Paragraph 4 above;

          (d) Tenant's requirements for special work or materials, finishes, or installations other than the Building Standards or Tenant's requirement for special construction staging or phasing;

          (e) the performance of any Additional Work (as defined in Paragraph 7 below) requested by Tenant or the performance of any work in the 2006 Expansion Space by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work; or

          (f) any other act or omission of Tenant.

     7. Additional Work. Upon Tenant's request and submission by Tenant (at Tenant's sole cost and expense) of the necessary information and/or plans and specifications for work other than the Work described in the Working Drawings ("Additional Work") and the approval by Landlord of such Additional Work, which approval Landlord agrees shall not be unreasonably withheld, Landlord shall perform such Additional Work, at Tenant's sole cost and expense, subject, however, to the following provisions of this Paragraph 7. Prior to commencing any Additional Work requested by Tenant, Landlord shall submit to Tenant a written statement of the cost of such Additional Work, and, concurrently with such statement of cost, Landlord shall also submit to Tenant a proposed tenant extra order (the "TEO") for the Additional Work in the standard form then in use by Landlord. Tenant shall execute and deliver to Landlord such TEO and shall pay to Landlord the entire cost of the Additional Work within five (5) days after Landlord's submission of such statement and TEO to Tenant. If Tenant fails to execute or deliver such TEO or pay the entire cost of such Additional Work within such 5-day period, then Landlord shall not be obligated to do any of the Additional Work and may proceed to do only the Work, as specified in the Working Drawings.

     8. Tenant Access. Landlord shall allow Tenant access to the 2006 Expansion Space prior to the 2006 Expansion Space Commencement Date to allow Tenant to do other work required by Tenant to make the 2006 Expansion Space ready for Tenant's use and occupancy (the "Tenant's Pre-Occupancy Work"). It shall be a condition to the grant by Landlord that:

          (a) Tenant shall give to Landlord a written request to have such access to the 2006 Expansion Space within a reasonable time prior to the date on which such access will commence, which written request shall contain or shall be accompanied by each of the following items, all in form and substance reasonably acceptable to Landlord: (i) copies of all plans and specifications pertaining to Tenant's Pre-Occupancy Work; (ii) copies of all licenses and permits required in connection with the performance of Tenant's Pre-Occupancy Work; (iii) certificates of insurance (in amounts satisfactory to Landlord and with the parties identified in, or required by, the Lease named as additional insureds) and instruments of indemnification against all claims, costs, expenses, damages and liabilities which may arise in connection with Tenant's Pre-Occupancy Work; and (vii) assurances of the ability of Tenant to pay for all of Tenant's Pre-Occupancy Work and/or a letter of credit or other security deemed appropriate by Landlord securing Tenant's lien-free completion of Tenant's Pre-Occupancy Work.

          (b) Such pre-Term access by Tenant and its representatives shall be subject to scheduling by Landlord.

          (c) Tenant's employees, agents, contractors, workers, mechanics, suppliers and invitees shall work in harmony and not interfere with Landlord or Landlord's agents in performing the Work and any Additional Work in the 2006 Expansion Space, Landlord's work in other premises and in common areas of the Building, or the general operation of the Building. If at any time any such person representing Tenant shall cause or threaten to cause such disharmony or interference, including labor disharmony, including, without limitation, a strike or other labor dispute, and Tenant fails to immediately institute and maintain such corrective actions as directed by Landlord, then Landlord may withdraw such license upon twenty-four (24) hours' prior written notice to Tenant.

          (d) Any such entry into and occupancy of the Expansion Space by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, (specifically including the provisions regarding Tenant's improvements and alterations to the Expansion Space), and excluding only the covenant to pay Rent. Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant's Pre-Occupancy Work made in or about the 2006 Expansion Space or to property placed therein prior to the 2006 Expansion Space Commencement Date, the same being at Tenant's sole risk and liability. Tenant shall be liable to Landlord for any damage to the 2006 Expansion Space or to any portion of the Work or Additional Work to the extent caused by Tenant or any of Tenant's employees, agents, contractors, workmen or suppliers.

     9. Lease Provisions. The terms and provisions of the Lease are hereby amended and supplemented. In the event of any conflict between the provisions of the Lease or the Amendment and the provisions of this Work Letter, the provisions of this Work Letter shall control. All amounts payable by Tenant to Landlord under this Work Letter shall be deemed to be Additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all of the rights and remedies provided for in the Lease. The pursuit of any remedies by Tenant in connection with any breach by Landlord of its obligations under this Work Letter shall be subject to the limitations stated in the Lease.

     10. Miscellaneous.

          (a) This Work Letter shall be governed by the laws of the State of Minnesota.

          (b) Notices under this Work Letter Agreement shall be given in the same manner as under the Lease.

          (c) The headings in this Work Letter are for convenience only.

          (d) This Work Letter sets forth the entire agreement of Tenant and Landlord regarding the Work.

          (e) In the event that the final working drawings and specifications are included as part of the Initial Plan attached hereto, or in the event Landlord performs the Work without the necessity of preparing working drawings and specifications, then whenever the term "Working Drawings" is used in this Work Letter, such term shall be deemed to refer to the Initial Plan and all supplemental plans and specifications approved by Landlord.

     11. Limitation of Landlord's Liability. If Landlord is ever adjudged by any court to be liable to Tenant, Tenant specifically agrees to look solely to Landlord's interest in the Phase for the recovery of any judgment from Landlord, it being agreed that none of Landlord, its directors, officers, shareholders, managing agents, employees or agents shall be personally liable for any such judgment. In no event shall Landlord ever be liable to Tenant, Tenant's agents, servants or employees, or to any person or entity claiming by or through Tenant, for any consequential, indirect, special or similar types of damages.

     12. Lease Provisions. The pursuit of any remedies by Tenant in connection with any breach by Landlord of its obligations under this Work Letter shall be subject to the provisions of Paragraph 11 hereof and subject to any other limitations stated in the Lease.

                                    EXHIBIT C

                                  IMPROVEMENTS


                                       C-1